Media contact:	Charles Keller
612-678-7786
charles.r.keller@ampf.com

Stockholder contact:	Gary Terpening
212-850-1533
gary.a.terpening@ampf.com
SELIGMAN PREMIUM TECHNOLOGY GROWTH FUND, INC.
TO CHANGE ITS NAME TO
COLUMBIA SELIGMAN PREMIUM TECHNOLOGY GROWTH FUND, INC.
BOSTON, MA, August 19, 2010 – Effective after the close of business of the New York Stock Exchange (NYSE) on Friday, September 24, 2010, Seligman Premium Technology Growth Fund, Inc. (NYSE: STK) will change its name to Columbia Seligman Premium Technology Growth Fund, Inc. (the “Fund”). The change does not affect the management of the Fund or the Fund’s investment objectives or strategies. The Fund’s ticker symbol (STK) is not changing.
Important Disclosures:
You should consider the investment objectives, risks, charges, and expenses of the Fund carefully before investing. You can obtain the Fund’s most recent periodic reports and other regulatory filings by contacting your financial advisor or American Stock Transfer & Trust Company, LLC at 800 937-5449. These reports and other filings can also be found on the Securities and Exchange Commission’s EDGAR database. You should read these reports and other filings carefully before investing.
This press release was prepared by Columbia Management Investment Distributors, Inc., Member FINRA. The Fund is managed by Columbia Management Investment Advisers, LLC (formerly known as RiverSource Investments, LLC). Columbia Management is part of Ameriprise Financial, Inc. Seligman is an offering brand of Columbia Management.
© 2010 Columbia Management Investment Advisers, LLC. All rights reserved.